UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 11, 2011

NFINANSE INC.
(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 11, 2011, nFinanSe Inc. (the “Company”) received notice from Joseph D. Hudgins and Ernest W. Swift, two current members of the Company’s Board of Directors (the “Board”), that Messrs. Hudgins and Swift will not run for re-election to the Board at the Company’s Annual Meeting of Stockholders to be held on May 25, 2011 (the “Annual Meeting”).

    Messrs. Hudgins’ and Swift’s decisions were of a personal nature and did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Both Messrs. Hudgins and Swift will serve through the end of their current terms on the Board, which terms will end at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	April 15, 2011	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer